As filed with the Securities and Exchange Commission on December 20, 2017

Registration No. 333-130744

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of each registrant as specified in its articles of incorporation)

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2401

(888) 762-2265

(Address, including zip code, and telephone number including code, of registrant’s principal executive offices)

Robert Q. Reilly

Chief Financial Officer

The PNC Financial Services Group, Inc.

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2401

(412) 762-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Edward S. Rosenthal

Deputy General Counsel

The PNC Financial Services Group, Inc.

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2401

(412) 762-2000

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

The PNC Financial Services Group, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to deregister any and all shares of the Registrant’s common stock, $5.00 par value per share, and related Preferred Share Purchase Rights (together, the “Securities”) registered but unissued or unsold as of the date hereof under the Registration Statement on Form S-3 filed by the Registrant with the Securities and Exchange Commission on December 29, 2005 (File No. 333-130744) (the “Registration Statement”). This Post-Effective Amendment is made in accordance with an undertaking by the Registrant in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remained unsold at the termination of the offering.

The Registrant has terminated the offering of its Securities pursuant to the Registration Statement, and hereby terminates the effectiveness of the Registration Statement and removes from registration any and all Securities registered but unissued or unsold thereunder as of the date hereof.

Item 16.	Exhibits

Exhibit 24.1	Powers of Attorney	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on December 20, 2017.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ William S. Demchak William S. Demchak	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2017

/s/ Robert Q. Reilly Robert Q. Reilly	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 20, 2017

/s/ Gregory H. Kozich Gregory H. Kozich	Controller (Principal Accounting Officer)	December 20, 2017

* Charles E. Bunch	Director	December 20, 2017

* Debra A. Cafaro	Director	December 20, 2017

* Marjorie Rodgers Cheshire	Director	December 20, 2017

* Andrew T. Feldstein	Director	December 20, 2017

* Daniel R. Hesse	Director	December 20, 2017

* Kay C. James	Director	December 20, 2017

* Richard B. Kelson	Director	December 20, 2017

* Jane G. Pepper	Director	December 20, 2017

* Donald J. Shepard	Director	December 20, 2017

* Lorene K. Steffes	Director	December 20, 2017

* Dennis F. Strigl	Director	December 20, 2017

* Michael J. Ward	Director	December 20, 2017

* Gregory D. Wasson	Director	December 20, 2017

*By:	/s/ Christi Davis
Christi Davis, Attorney-in-Fact, pursuant to Powers of Attorney filed herewith